Exhibit 10.18

SECOND AMENDMENT TO THE

AMGEN NONQUALIFIED DEFERRED COMPENSATION PLAN

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009

The Amgen Nonqualified Deferred Compensation Plan as Amended and Restated Effective January 1, 2009 (the “Plan”) is hereby amended, effective October 12, 2011, as follows:

1.	Section 3.1 is amended to add a subsection (d) to read as follows:

(d)	If a Participant received a hardship distribution from the 401(k) Plan or the 1165(e) Plan (as defined in Section 3.3) and, as a result of such hardship distribution, the Participant is prohibited from making deferrals to the 401(k) Plan or 1165(e) Plan, as applicable, for all or any portion of any subsequent Plan Year, such Participant shall be prohibited from making any deferrals to the Plan for such Plan Year, notwithstanding anything in Section 3.2 or 8.6 to the contrary. Any deferral for a subsequent Plan Year to which this subsection (d) does not apply must be made in accordance with Section 3.2.

2.	The list of Employers in Appendix A is amended and restated to read as follows:

Amgen Manufacturing, Limited

Amgen SF, LLC

Amgen USA Inc.

Amgen Worldwide Services, Inc.

BioVex, Inc.

Immunex Corporation

Immunex Manufacturing Corporation

Immunex Rhode Island Corporation

To record this Second Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 13th day of October, 2011.

AMGEN INC.

By:	/s/ Brian McNamee
Brian McNamee
Senior Vice President, Human Resources